Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of L-3 Communications Corporation and subsidiaries of our report dated January 27, 2004, except for Note 18, as to which the date is November 11, 2004, relating to the consolidated financial statements of L-3 Communications Holdings, Inc. and L-3 Communications Corporation and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
January 31, 2005